EXHIBIT 16.1

November 23, 2010

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	CHINA UNITECH GROUP, INC.

We have read the statements under Item 4.01 of Amendment No. 1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 23, 2010 regarding the change of auditors.

We agree with all statements pertaining to us.

Paula S. Morelli CPA P.C.
Freeport, New York